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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of XCare.net, Inc. of our report dated March 23, 2001 relating to the consolidated financial statements and financial statement schedule of XCare.net, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Broomfield, Colorado

August 29, 2001